Exhibit 10.1

FIRST AMENDMENT TO LEASE AGREEMENT

This First Amendment to Lease Agreement (this "Amendment") is made and entered into as of this (6th day of November, 2018, by and between Highline Office 1, L.C., a Utah limited liability company (the "Landlord"), and Pluralsight, LLC, a Nevada limited liability company (the "Tenant").

RECITALS

WHEREAS, on August 31, 2018, Landlord and Tenant entered into that certain Lease Agreement (the "Lease") pursuant to which Landlord agreed to lease to Tenant, and Tenant agreed to lease from Landlord, the Leased Premises (as defined in the Lease). Capitalized terms used but not defined herein shall have their respective meanings set forth in the Lease.

WHEREAS, Landlord and Tenant agreed to enter into this Amendment to provide certain cross-parking rights in favor of adjacent property within the Highline Development in accordance with the below terms and conditions.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.Amendment to Section 20.4. Section 20.4 of the Lease is hereby amended to include the following language at the end of such Section:

"The CC&Rs will also provide that the owner (the "Hotel Owner") of the Hotel Property (as defined in the Expansion Option Agreement) will have the one-time right (the "Cross-Parking Option") to require cross-parking on the Parking Property for at least 50 parking stalls, but not more than 100 parking stalls, during the hours of 5:30 p.m. through 8:30 a.m., daily (the "Permitted Parking Hours"); subject to the minimum and maximum number previously stated, the actual number of parking stalls on the Parking Property that will be available under the Cross-Parking Option will be calculated as the difference between (i) the number of hotel rooms included in the building to be constructed on the Hotel Property and (ii) the maximum number of buildable parking stalls provided for on the Hotel Property. To exercise the Cross-Parking Option, at the time the Hotel Owner receives a temporary certificate of occupancy for the building to be constructed on the Hotel Property, the Hotel Owner may, in accordance with the notice provisions of the CC&Rs, deliver written notice (the "Cross-Parking Notice") to each of the owner of the Parking Property, the owner of the Property and, so long as Tenant is the tenant of the Property, to Tenant, which Cross-Parking Notice shall specify the number of parking stalls required by the Hotel Owner, subject to the limits set forth herein. At the time the Hotel Owner delivers the Cross-Parking Notice, the Hotel Owner shall pay a one-time fee (the "Cross-Parking Fee") in the amount of $2,925.00 per parking stall required by the Hotel Owner. So long as Tenant is the tenant of the Property and is not in default under this Lease (beyond any applicable notice and cure period), the Cross-Parking Fee will be paid to Tenant; otherwise, the Cross-Parking Fee will be paid to the owner of the Property. The CC&Rs shall further provide that neither the Hotel Owner nor the owner of the Property, nor Tenant will enforce the Permitted Parking Hours against the other parties without first providing thirty (30) days' prior written notice to such other parties of its intent to begin enforcement and that, once enforcement begins, no towing will occur without prior written warning to such other parties. No vehicle shall be towed (a) unless it receives two (2) notices within a five (5) day period or (b) if the vehicle user is attending meetings at Tenant while utilizing the Parking Property. For the sake of clarity, Tenant shall provide a parking pass to any person staying at the Hotel Property for meetings with representatives of Tenant, and such parking pass shall exempt the vehicle in which such parking pass is displayed from being towed."

2.Entire Agreement. This Amendment contains the entire understanding of Tenant and Landlord and supersedes all prior oral or written understandings relating to the subject matter set forth herein. Except as expressly modified and amended hereby, all other terms and conditions of the Lease shall continue in full force and effect.

3.Counterparts. This Amendment may be executed in counterparts each of which shall be deemed an original. An executed counterpart of this Amendment transmitted by facsimile shall be equally as effective as a manually executed counterpart.

4.Successors and Assigns. This Amendment shall inure for the benefit of and shall be binding on each of the parties hereto and their respective successors and/or assigns.

5.Authority. Each individual executing this Amendment does thereby represent and warrant to each other person so signing (and to each other entity for which such other person may be signing) that he or she has been duly authorized to deliver this Amendment in the capacity and for the entity set forth where she or he signs.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Landlord and Tenant have entered into this Amendment as of the date first set forth above.

LANDLORD:        HIGHLINE OFFICE 1, L.C., a Utah limited
liability company, by its Manager

KC GARDNER COMPANY, L.C.,
a Utah limited liability company

By:	/s/ Kem Gardner
Name:	Kem Gardner
Its:	Manager

TENANT:	PLURALSIGHT, LLC, a Nevada limited liability company

By:	/s/ Matthew Tenney
Name:	Matthew Tenney
Its:	Authorized Representative

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